Exhibit 99.1
ACAS Acquisition (ASC), Inc. and Subsidiaries
Condensed Consolidated Financial Statements
(Unaudited)
March 31, 2006
and
for the Three Months Ended March 31, 2006 and 2005

ACAS Acquisition (ASC), Inc. and Subsidiaries
Condensed Consolidated Financial Statements (unaudited)

ACAS Acquisition (ASC), Inc. and Subsidiaries
Condensed Consolidated Balance Sheet (unaudited)
March 31, 2006
(in thousands)

Assets

Current assets
Cash	$1,302
Accounts receivable — trade, net	16,541
Other receivables	2,706
Inventories	33,062
Deferred tax assets	1,696
Prepaid expenses	1,009

Total current assets	56,316

Property, plant and equipment, net	23,199
Goodwill	20,276
Intangible assets, net	8,568
Deferred financing costs, net	778
Other assets	683

Total assets	$109,820

Liabilities and shareholders’ equity

Current liabilities
Accounts payable — trade	$16,159
Accrued expenses	5,230
Current portion of long-term debt	50,111
Current portion of capital lease obligations	411
Put option obligation	26,000
Redeemable preferred stock	7,546

Total current liabilities	105,457

Capital lease obligations	909
Long-term accounts payable — trade	2,365
Deferred income	226
Deferred tax liabilities	4,353
Minority interest	3,577

Shareholders’ equity (deficit)
Common stock	—
Additional paid-in capital	8,209
Accumulated deficit	(15,106)
Accumulated other comprehensive income	(170)

Total shareholders’ equity (deficit)	(7,067)

Total liabilities and shareholders’ equity (deficit)	$109,820

See notes to condensed consolidated financial statements.

ACAS Acquisition (ASC), Inc. and Subsidiaries
Condensed Consolidated Income Statements (unaudited)
(in thousands)

	Three Months ended March 31,
	2006	2005
Net sales	$26,326	$24,701
Cost of sales	18,925	17,523

Gross profit	7,401	7,178

Selling, general and administrative expense	3,235	3,470
Depreciation and amortization expense	1,793	1,151

Operating income	2,373	2,557

Other income (expense)
Interest expense	(1,569)	(1,711)
Accretion of put option obligation	—	(2,219)
Minority interest in loss (income) of consolidated subsidiary	8	(172)
Other, net	40	83

Income (loss) before income taxes	852	(1,462)
Income tax expense	149	129

Net income (loss)	$703	$(1,591)

See notes to condensed consolidated financial statements.

ACAS Acquisition (ASC), Inc. and Subsidiaries
Condensed Consolidated Statements of Redeemable Preferred Stock
and Shareholders’ Equity (Deficit) (unaudited)
(in thousands)

		Shareholders’ Equity (Deficit)
					Accumulated
	Redeemable		Additional		Other	Total
	Preferred	Common	Paid-In	Accumulated	Comprehensive	Shareholders’
	Stock	Stock	Capital	Deficit	Income	Equity (Deficit)
Balance at January 1, 2005	$5,609	$—	$1,316	$(5,224)	$—	$(3,908)
Accretion of Preferred Stock discount from attached warrants	272			(272)		(272)
Accrued Preferred Stock dividends	126			(126)		(126)
Stock options compensation expense			7			7
Comprehensive income
Net income				(1,591)		(1,591)

Balance at March 31, 2005	$6,007	$—	$1,323	$(7,213)	$—	$(5,890)

Balance at January 1, 2006	$7,202	$—	$8,202	$(15,465)	$99	$(7,164)
Accretion of Preferred Stock discount from attached warrants	218			(218)		(218)
Accrued Preferred Stock dividends	126			(126)		(126)
Stock options compensation expense			7			7
Comprehensive income
Net income				703		703
Foreign currency adjustment					(269)	(269)

Balance at March 31, 2006	$7,546	$—	$8,209	$(15,106)	$(170)	$(7,067)

See notes to condensed consolidated financial statements.

ACAS Acquisition (ASC), Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months ended March 31,
	2006	2005
Operating activities:
Net income (loss)	$703	$(1,591)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of intangible assets	1,793	1,151
Amortization of deferred financing costs and debt discount	202	201
Accretion of put option obligation	—	2,219
Stock option expense	7	7
Deferred income taxes	(382)	72
Minority interest	(8)	225
Other non-cash	(269)	—
Changes in operating assets and liabilities
Accounts receivable	(1,072)	(3,042)
Inventories	1,737	(4,032)
Prepaid expenses	(313)	372
Accounts payable	1,353	1,672
Accrued expenses	1,200	2,613
Other	(2,758)	(192)

Net cash provided by (used in) operating activities	2,193	(325)

Investing activities:
Purchase of property and equipment	(720)	(1,761)

Net cash used in investing activities	(720)	(1,761)

Financing activities:
Net borrowings under revolving credit facilities and other debt	(1,080)	2,078
Payment of long-term debt and capital lease obligations	(643)	(611)

Net cash provided by (used in) financing activities	(1,723)	1,467

Net decrease in cash	(250)	(619)

Cash — beginning of year	1,552	1,501

Cash — end of period	$1,302	$882

See notes to condensed consolidated financial statements.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)
1. Organization and Nature of Business
Basis of Presentation
Effective October 29, 2002 (the “Transaction Date”), the shareholders of ASC Industries, Inc. (“Industries”) approved a definitive agreement with American Capital Strategies, Inc. (“ACAS”) to acquire all of the outstanding shares of Industries. On the Transaction Date, Industries became a wholly owned subsidiary of a newly formed company, ACAS Acquisition (ASC), Inc. All subsidiaries which were subject to the transaction are consolidated into ASC. ACAS Acquisition (ASC), Inc. and its subsidiaries are collectively referred to as “the Company” or “ASC”.
On May 25, 2006 (the “Acquisition Date”), ASC was sold to United Components, Inc. (“UCI”). UCI acquired the capital stock of the Company for $154.7 million (before working capital and adjustments for other items contemplated in the Stock Purchase Agreement) and ASC became a wholly owned subsidiary of UCI. UCI assumed certain debt of the Company and will pay ASC stockholders up to an aggregate amount of $4 million in purchase price following the Acquisition, based upon the achievement of certain operational objectives. (See Note 2.)
The accompanying unaudited condensed consolidated financial statements include the accounts of ASC and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles for interim financial statements. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.
The financial statements at March 31, 2006 and for the three-month periods ended March 31, 2006 and 2005 are unaudited. In the opinion of the Company, these financial statements include all adjustments necessary for a fair presentation of the financial position and results of operations for such periods.
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. The estimates and assumptions include estimates of the collectibility of accounts receivable and the realizability of inventory, goodwill and other intangible assets. They also include estimates of cost accruals, warranty and product returns, insurance reserves, income taxes and other factors. Management has exercised reasonableness in deriving these estimates; however, actual results could differ from these estimates.
These financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2005.
Nature of Business
The Company is headquartered in North Canton, Ohio. ASC is a leading global manufacturer and distributor of new water pumps for automotive and light truck vehicles. The Company also conducts operations through its wholly owned subsidiaries, ASC Tianjin Auto Parts, Inc. (“ASC-T”) and ASC (Beijing) Consulting Company, Inc. (“ASC-B”), and through a majority owned joint venture, Shandong Yanzhou ASC Liancheng Industries, Co. (“ASC-L”), all located in the People’s Republic of China. The majority of production from ASC-T and ASC-L is sold to ASC Industries for use in the production of its finished water pumps. ASC-B performs various services for third party vendors related to the sale of their products to ASC Industries, and derives commissions in exchange for these services. Canton Auto Import Sales, Inc. (“CAIS”), a wholly owned subsidiary, provides certain services for the Company’s facilities in China. In Exchange, ASC-T and ASC-L pay a monthly commission to CAIS for these

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)
services. POS Sales Corp. No. 7, Inc. (“POS”), a wholly owned subsidiary of the Company, maintains and sells consignment water pump inventory to one of the Company’s major customers. The Company sells its water pumps to customers throughout North America and extends credit to these customers, a significant portion of which are automobile industry service centers, generally without requiring collateral.
2. Sale of ASC to United Components, Inc.
On May 25, 2006, UCI purchased all of the issued and outstanding common stock and other equity interests of the Company for approximately $155 million. At the Acquisition Date, in connection with this transaction, (i) certain long-term debt was paid (see Note 5), (ii) the Preferred Stock was redeemed (see Note 7), (iii) the warrants were exercised (see Note 7), and (iv) all outstanding stock options became fully vested and were exercised (see Note 8).
UCI will account for the purchase of the Company under the purchase method of accounting and accordingly, the purchase price will be allocated based on the fair value of the assets acquired and liabilities assumed by UCI at the Acquisition Date. Therefore, the Company’s balance sheet and results of operations in the future may be significantly different than historical amounts.
3. Inventories
Inventories at March 31, 2006 consist of the following (in thousands):

Raw materials	$15,528
Finished goods	17,534

$33,062

4. Income Taxes
The Company’s foreign subsidiaries ASC-B, ASC-T, and ASC-L are taxable corporations in the Republic of China. In accordance with the relevant tax laws in the People’s Republic of China, the subsidiaries are subject to corporate income tax at rates ranging between 24-33% depending upon the type of company and location. However, because they are export companies, ASC-T and ASC-L are exempted from corporate income tax and local income tax for their first two profit-making years (after deducting losses incurred in previous years) and are entitled to a 50% tax reduction for the succeeding three years. The applicable income tax rates for 2005 were: 12% for ASC-T, 15% for ASC-L and 33% for ASC-B. The applicable income tax rates for 2006 are the same as 2005.
Income tax expense is different than the amount computed by applying the U.S. Federal statutory rate to income before income taxes primarily due to permanent differences between book income and taxable income. These consist primarily of the nondeductible book expense related to the accretion of stock purchase warrants and foreign tax rate differences.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)
5. Indebtedness
The Company had the following outstanding debt as of March 31, 2006 (in thousands):

March 31,
2006
Revolving credit facility	$10,232
Senior term loan A	4,000
Debt due to ACAS
Senior term loan B	7,475
12% senior subordinated notes	13,000
13% junior subordinated notes	7,500
Other debt	9,224
Unamortized debt discounts	(1,320)

Current portion of long-term debt	$50,111

The Company’s outstanding debt, except other debt (which is short term notes payable at the China subsidiaries), was paid at the Acquisition Date. Therefore, all debt has been classified as currently payable in the condensed consolidated balance sheet at March 31, 2006.
6. Contingencies
The Company is subject to various other contingencies, including routine legal proceedings and claims arising out of the normal course of business. In the opinion of management, such litigation and claims are likely to be resolved without material adverse effect on the Company’s financial position or results of operations.
7. Redeemable Preferred Stock and Warrants
At the Transaction Date, in exchange for $7.2 million in cash, the Company issued to ACAS 72,000 shares of redeemable preferred stock (the “Preferred Stock”) with a $100 per share redemption value, cumulative 7% dividend, and having ten voting rights per share. The shares are redeemable at ACAS’s option at the earlier of the exercise of the common stock warrants by ACAS, a change in control of the Company, or October 2012.
Warrants to purchase 74,888 shares of the Company’s common stock at $0.001 per share were issued to ACAS in conjunction with the issuance of the Preferred Stock, the 12% senior subordinated notes and the 13% junior subordinated notes. These warrants are exercisable at ACAS’s option at the earlier of October 2007 or the payment by the Company of all debt payable to ACAS.
The Preferred Stock was redeemed and the warrants were exercised at the Acquisition Date. Therefore, the Preferred Stock and warrants have been classified as currently payable at March 31, 2006.
8. Stock-Based Compensation Plan
The Company’s 2002 Stock Option Plan provides for the granting of options to purchase up to 12,460 shares of ASC’s common stock. Through March 31, 2006, the Company had granted 11,267 stock options under this plan. All options outstanding under the plan were granted at an exercise price of $100 per share.

ACAS Acquisitions (ASC), Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)
In connection with the sale of the Company, and in accordance with the related stock purchase agreement, all the outstanding stock options vested and were exercised with a fair value of $244.77 per share on the Acquisition Date.
9. New Accounting Pronouncement
In December 2004, the FASB issued SFAS No. 151, “Inventory Costs.” SFAS No. 151 primarily clarifies the accounting for inventory when there are abnormal amounts of idle facility expense, freight, handling costs and wasted materials. Under previously existing guidelines, items such as idle facility expense, excessive spoilage and re-handling costs were recorded as adjustments to the value of inventory unless they were “so abnormal” as to require them to be treated as current period charges. SFAS No. 151 requires that abnormal levels of such items be recognized as current period charges regardless of whether they meet the “so abnormal” criteria. The accounting provisions of SFAS No. 151 are to be applied prospectively and are effective for inventory costs incurred in the first quarter of 2006. Adoption of SFAS No. 151 did not have a material effect on the Company’s financial statements.
10. Other Information
At March 31, 2006, 300,000 shares of common stock were authorized of which 150,000 were issued and outstanding. The par value of each share of common stock is $0.001 per share.
Cash payments for interest and income taxes (net of refunds) are as follows (in thousands):

	Three Months ended March 31,
	2006	2005
Interest	$1,356	$1,118
Income taxes (net of refunds)	61	221
11. Related Party Transactions
The Company pays an annual fee payable quarterly to ACAS for managerial services provided to the Company. The fee is $350,000 per year for as long as ACAS maintains ownership of at least 10% of the Preferred Stock. Effective at the Acquisition Date, the Company will no longer pay this fee because ACAS no longer maintains ownership of the Preferred Stock or the Company.
12. Major Customers
Substantially all of the Company’s trade accounts receivable is from entities in the automobile industry. For the three months ended March 31, 2006, two customers accounted for 37% and 18% of net sales, respectively. For the same period in 2005, these two customers accounted for 37% and 23% of net sales, respectively. ASC has contractual sales agreements ranging from two to five years with these customers. The Company performs periodic credit evaluations of its customers’ financial condition and as a result, believes that its trade accounts receivable credit risk exposure is limited. Management believes that the loss of any one of these customers could have a material long-term adverse effect on the Company.